Exhibit 99.A

CONTACT AT FINOVA:                                          CONTACT AT LEUCADIA:
Stuart A. Tashlik                                           Laura Ulbrandt
480/636-5355                                                212/460-1900

    THE FINOVA GROUP INC. AND LEUCADIA NATIONAL CORPORATION ANNOUNCE SIGNING
                        OF SECURITIES PURCHASE AGREEMENT

    LEUCADIA TO INVEST UP TO $350 MILLION SUBJECT TO REACHING AGREEMENT WITH
                   FINOVA'S BANK GROUP AND PUBLIC DEBT HOLDERS


SCOTTSDALE, ARIZ. AND NEW YORK, N.Y., DEC. 21, 2000 -- The FINOVA Group Inc. (NYSE: FNV) and Leucadia National Corporation (NYSE and PCX: LUK) announced that they signed a Securities Purchase Agreement under which Leucadia National will invest up to $350 million in FINOVA. Leucadia will pay $250 million to acquire newly issued 14% cumulative convertible preferred stock with an initial aggregate liquidation preference of $250 million, as well as a 10-year warrant to acquire 20% of FINOVA's common stock, subject to anti-dilution adjustments, for an aggregate exercise price of $125 million. The preferred stock will be convertible into common stock from June 30, 2006 to the tenth anniversary of issuance, based on the liquidation preference of the preferred stock (which will accrete as dividends accrue), at a rate of one share per $2.50 of liquidation preference, subject to anti-dilution adjustments. The preferred stock will vote with common stock on a converted basis, receiving two votes per share of common stock.

After closing the Leucadia transaction, FINOVA will conduct a rights offering to its current shareholders for convertible preferred stock with an initial aggregate liquidation preference of up to $150 million. The convertible preferred stock to be issued in the rights offering will have identical terms as the Leucadia shares. Leucadia has agreed to act as standby purchaser of the first $100 million of the rights offering.
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The agreement supercedes the letter agreement dated November 10, 2000 and is subject to reaching mutually satisfactory arrangements with FINOVA's bank group and public debt holders, as well as certain other customary conditions, including regulatory approvals.

The Securities Purchase Agreement and other transaction documents are being filed as exhibits to a Form 8-K that will be filed by FINOVA with the Securities and Exchange Commission on December 22, 2000.

FINOVA and Leucadia intend to propose a comprehensive restructuring to FINOVA's bank group and public debt holders. This restructuring will likely entail a principal reduction in the form of debt forgiveness, an extension of some maturities and the granting by FINOVA of security. It is expected that substantially all of the company's lenders will have to agree to this restructuring in order for it to be effective and to avoid the possibility of reorganization under protection of the courts. The company is already meeting with a steering committee of its bank lenders and expects that its public debt holders will want to form a similar committee.

FINOVA President and Chief Executive Officer Matt Breyne said, "We are pleased to move our association with Leucadia forward. We, together with Leucadia and Jay Alix & Associates, are working to develop comprehensive plans for restructuring our debt."

The FINOVA Group Inc., through its principal operating subsidiary, FINOVA Capital Corporation, is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Scottsdale, Ariz., with business development offices throughout the U.S. and London, U.K., and Toronto, Canada. For more information, visit the company's website at www.finova.com.

Leucadia National Corporation is a holding company for its consolidated subsidiaries engaged in property and casualty insurance (through Empire Insurance Company and Allcity Insurance Company), manufacturing (through its Plastics Division), banking and lending (principally through American Investment Bank, N.A.) and mining (through MK Gold Company). Leucadia also currently has equity interests of more than 5% in the following domestic public companies:
Carmike Cinemas, Inc. (6% of Class A Shares), GFSI Holdings, Inc. (6%), Jordan Industries, Inc. (10%) and PhoneTel Technologies, Inc. (7%).

THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS SUCH AS ESTIMATES, PREDICTIONS OR FORECASTS. FINOVA AND LEUCADIA ASSUME NO OBLIGATION TO UPDATE THOSE STATEMENTS TO REFLECT ACTUAL RESULTS, CHANGES IN ASSUMPTIONS OR OTHER FACTORS. THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED. THOSE FACTORS INCLUDE FINOVA'S ABILITY TO ADDRESS ITS FINANCING REQUIREMENTS IN LIGHT OF ITS EXISTING DEBT OBLIGATIONS AND MARKET CONDITIONS; PENDING AND POTENTIAL LITIGATION RELATED TO CHARGES TO EARNINGS; THE RESULTS OF EFFORTS TO IMPLEMENT FINOVA'S BUSINESS STRATEGY, INCLUDING THE ABILITY TO COMPLETE THIS TRANSACTION; THE ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL AND CUSTOMERS; CONDITIONS THAT ADVERSELY IMPACT FINOVA'S BORROWERS AND THEIR ABILITY TO MEET THEIR OBLIGATIONS TO FINOVA; ACTUAL RESULTS IN CONNECTION WITH CONTINUING OR DISCONTINUED OPERATIONS; THE ADEQUACY OF FINOVA'S LOAN LOSS RESERVES AND OTHER RISKS DETAILED IN FINOVA'S SEC REPORTS, INCLUDING PAGE 15 OF FINOVA'S 10-K FOR 1999.

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